EXHIBIT 99.1

MobileMail (US) Inc. to aggressively enter into the Mobile Content Industry with completion of Acquisition of Oy Tracebit Ab

MOBILEMAIL (US) INC.
(OTCBB: “MBMU”)

London, January 31st, 2007

MobileMail (US) Inc. (OTCBB: “MBMU”) is extremely pleased to announce the signing of a share purchase agreement for the completion of the acquisition of Oy Tracebit Ab, an established and well regarded mobile content developer and seller of leading edge mobile multimedia content

The completion of the acquisition is irrevocable, not subject to any conditions and will take place within 5 business days.

About Tracebit

Tracebit, located in Finland, is a leading content provider and publisher of cutting edge mobile multimedia entertainment focusing particularly on mobile gaming. Since 2001, Tracebit has developed more than 30 original games for mobile phones and simultaneously created a global sales network consisting of over 150 different channels and distributors delivering their games to consumers all over the world. The games support GSM handsets from all the major manufacturers and are available in 50 countries worldwide, through major carriers and portals, including Vodafone, Orange, O2, Jamba!, T-Mobile and China Mobile. Currently Tracebit has 10 brands for which they develop mobile games and applications on an exclusive basis, these include; David Coulthard, GP, Kung Fu Hustle (movie released by Sony Pictures), Williams F1 Team & Nicky Hayden - MotoGP 2006 World Champion.

Tracebit have a strong track record of producing exciting and innovative content for the mobile consumer. Their strength and experience in the development and deployment of mobile applications and content presents an exceptional opportunity to emerge as a leading provider of the highest quality audio and video content, direct to an ever growing number of mobile phone owners.

The Acquisition

The acquisition of Tracebit will facilitate MobileMail’s aggressive move into the mobile content market. Tracebit’s current portfolio of leading edge mobile games will quickly be bundled together with the very best in multi-media mobile content and sold aggressively through the current 150+ sales channels with leading global network operators and mobile service providers. In addition, MobileMail will aggressively pursue further acquisitions & partnerships in 2007 to rapidly increase revenues through the creation of a multi-media interactive online & mobile sales portal, creating a mobile “YouTube” style portal; developing a mobile on-line community, facilitating access to, and the distribution of, mobile & on-line video, music, pictures & gaming. MobileMail will create the market leading branded one stop shop for purchasing & distributing leading edge mobile games & content, with interactive mobile blogs, similar to a “Mobile MySpace” to facilitate consumer interaction and social networking. The online and mobile community will allow us to leverage the portal as a media channel for advertisers and brand managers, acting as a merchant for mobile content providers.

MobileMail is diversifying its product offering and revenue streams towards the mobile entertainment industry, a multibillion-dollar market which is expected to triple in just 3-5 years, facilitating MobileMail’s goal to become a leading multi-media content and service provider. The acquisition of Tracebit’s mobile gaming content represents the first stage in its expansion, allowing Mobilemail to significantly increase market share and revenues by providing targeted content to an expanding client base.

Peter Ahman, Tracebit’s CEO, states: “The mobile gaming & content market presents a huge opportunity for MobileMail / Tracebit with estimated global revenue expected to increase from $2.4 billion in 2006 to $7.2 billion by 2011. 1 According to research firm Gartner Inc. The number of global wireless subscribers will grow from approximately 1.8 billion in 2005 to just over 3.1 billion by 2011.2” .

Mr Ahman, continues “Mobile handset manufacturers are competing for consumers by designing next-generation mobile handsets with enhanced features, including built-in digital cameras, color screens, music, data connectivity and video. The next generation of mobile handsets will be the platform by which consumers will download and interact through multi-media entertainment applications. MobileMail are ideally placed to emerge as a market leader in the provision of multi-media entertainment solutions”.

Gary Flint, MobileMail’s CEO, comments “The forthcoming acquisition of Tracebit is a signal of our intent to become a leading & innovative provider of mobile entertainment solutions. MobileMail will achieve its mission by becoming the leading multi-media content & service provider within the mobile entertainment industry through the creation of an interactive on-line & mobile portal providing the one stop shop for leading edge branded mobile entertainment content and messaging solutions”.

Mr Flint, adds: “We are focused on rapidly introducing additional products to our multi-media content and messaging portfolio, quickly enhancing current revenue streams. The acquisition will allow us to assemble an experienced management team, to further accelerate growth in line with our business objectives. The on-going fund raising will facilitate further strategic acquisitions within this exciting and growing industry, allowing us to quickly add to our portfolio of products and personnel, significantly enhancing profitability to the company’s bottom line”.

Terms of the Acquisition

MobileMail has acquired all of the issued share capital of Tracebit in exchange for issuance to Tracebit’s shareholders of an aggregate of 8,224,650 restricted shares in MobileMail’s common stock which will represent 20% of MobileMail’s issued share capital on completion of the acquisition. All necessary due diligence has been completed and all necessary approvals have been gained. Tracebit’s management team will be retained by MobileMail, significantly enhancing MobileMail’s experience, contacts and knowledge within the mobile industry; employment agreements with key management have been signed.

Tracebit Management

Mr Åhman, President, CEO & CFO, is a Certified Public Accountant (CPA) and also a partner of Grant Thornton Finland where he has worked over 10 years as an audit partner for a number of international and domestic clients. He is also director of Grant Thornton Finland’s Corporate Finance department. Mr. Åhman holds a Master of Economics from the Swedish School of Economics and Business Administration.

Miro Wikgren, CTO, with over 10 years of experience within mobile application design and development, has evolved into one of the best experts in mobile gaming market. He has worked for Tracebit for over five years and has been in charge of product development from the beginning. Prior to joining Tracebit, Mr. Wikgren was

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1 Source: http://www.informatm.com/itmgcontent/icoms/s/press-
   releases/20017369810.html;jsessionid=0BCDA599FC29367E74C621F587CB8F87
2 Insight Research Corporation

with Svensk-Finland Insurance Company where he was in charge of design, development and production of in-house data management and interconnection systems.

Simon Ådahl, CMO, has been developing business relationships with all industry leaders (phone manufacturers, Operators, VARs etc) for almost 5 years now providing him with an extensive network of contacts within the industry. Before joining Tracebit, Mr. Ådahl was CEO of a Finnish IT outsourcing company.

About MobileMail
MobileMail is a United Kingdom based developer of premium mobile communications solution for facilitating cost-effective, fast, convenient, secure and reliable two-way PC-to-Mobile communication. The company's growth over the past 18 months has been achieved through establishing a strong distribution network of sales agreements with leading telecommunication aggregators across S.E. Asia, China, Africa, Europe, UK, as well as the recent additional NNT Telecom, a leading Russian Telecommunications distributor.

For more information on MobileMail, please visit www.mailsms.co.uk or contact:
Gary Flint, President, at investor@mailsms.co.uk.

Suite 5.18, 130 Shaftesbury Avenue,
London, W1D 5EU, UK
Tel +44 (0) 207 031 1193

For more information on Tracebit, please visit www.tracebit.com or contact Peter Ahman, President, at peter.ahman@tracebit.com

Kirkkotori 13E,
06100 Porvoo, Finland
Tel +358 19 523 2287

FORWARD-LOOKING STATEMENTS: Statements about MBMU's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. MBMU's actual results could differ materially from expected results. MBMU undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this objective; MBMU will appropriately inform the public.